1 NAREIT REITWORLD NOVEMBER 2016 Preserve at Marin, Corte Madera, CA DRAFT 11/8/16 4:20 P.M. One Canal, Boston

AIMCO VALUE CREATION

Economic income: year-over-year NAV growth plus annual dividend

2015 Economic Income: $5.28 per share*

14% Return on Beginning-of-Year NAV

1994 IPO - 3Q 2016 Economic Income: 14.3% compounded annually**

$3.10	$0.50	$0.50	$1.18
Property Operations	Redevelopment	Balance Sheet	Annual Dividend
Aimco's 2015 Same Store NOI growth of 5.6% created ~$3.00 of NAV per share.	Annual investment of $200 - $300M, at value creation averaging 25 - 35% of investment. Adds $0.50 to NAV per share annually.	Each year, Aimco funds from retained earnings ~$80M of property debt amortization, adding $0.50 to NAV per share.	Cash dividends per share up 13% to $1.18.

* Represents the sum of a) the year-over-year change in consensus NAV as reported by KeyBanc Capital Markets and b) cash dividends per share paid by Aimco during 2015.

** Represents the compounded annual return assuming a) IPO share price, b) quarterly cash dividends when paid, c) stock dividends declared in 2007-2008 as though sold for cash, and d) Aimco NAV of $52 per share as of September 30, 2016.

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STRATEGIC OBJECTIVES

Operational Excellence

Focus on Total Contribution to AFFO

- Lower resident turnover through careful customer selection and emphasis on measured customer satisfaction
- Control costs by focusing on productivity while maintaining asset quality and a high level of customer service
- 2016 Guidance
  - Revenue ↑ 4.70% - 4.80%
  - Expenses ↑ 1.80% - 2.20%
  - NOI ↑ 5.75% - 6.25%

Redevelopment

Add Value by Repositioning Properties Within Existing Portfolio

- Target annual investment of \$200 - \$300M
- Current projects are expected to create value >30% of our investment
- 2016 Guidance
  - Invest \$185 - \$195M, expected to create >\$57M of value

Portfolio Management

Reduce Revenue Volatility Through Portfolio Design and Customer Selection

- Diversify by geography across 12 target markets
- Diversify by price point with ~50% "A" properties and ~50% "B/C+" properties
- Select highly qualified residents
  - Higher earnings are correlated with an older, more stable customer
  - Median income of new residents in 3Q 2016 was \$100,000, up 5% year-over-year
- 2016 Guidance
  - Year-end average revenue per apartment home ~\$1,980

Balance Sheet

Limit Risk Through Balance Sheet Structure

- Finance with long-term, fixed-rate, amortizing, non-recourse property debt and preferred securities
- Maintain investment-grade rating
- Weighted-average maturity of 9 years is ~25% longer than peer average
- 2016 Guidance
  - Year-end Leverage: EBITDA ~6.7x

A strong, stable team focused on a collaborative and productive culture is the underpinning of Aimco's success.

Aimco expects 2017 results to be broadly consistent with the Forecast given in February 2016 and available on Aimco's website. In particular, Aimco has no communities subject to rent control ordinances approved in recent local elections in the Bay Area.

4 PROPERTY OPERATIONS STRATEGY STRATEGY PROVIDES FOR • Greater NOI contribution: Renewal lease rate increases are generally higher than new lease rate increases; renewals avoid costs associated with turnover: higher vacancy, refurbishment, and marketing. • More predictable operating results: Renewal lease rate increases are less volatile; operating costs more predictable. PRODUCE ABOVE-AVERAGE OPERATING RESULTS • Focus on customer satisfaction, resident retention, and superior cost control.

STRONG OPERATING PERFORMANCE

Focus on customer satisfaction and resident retention leads to predictable revenue growth:

- **Aimco receives ~90,000 customer surveys every year:** Customer satisfaction has averaged more than 4.0 (on a 1 to 5 scale) for the past twelve quarters and was 4.17 as of 3Q 2016.
- **Aimco turnover is below peer average:** From 2011 through 2015, Aimco turnover averaged 47% compared to the peer average of 53%.[(1)]
- **Steady renewal rent increases >5%:** Aimco renewal rent increases were greater than 5% for sixteen of the last twenty quarters and averaged 5.4% during that five-year period.

Same Store Rental Rates[(2)]



New Leases
Renewals
Wt. Avg.
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
1.6% 4.9% 3.3%
1.9% 4.8% 3.3%
6.6% 5.4% 6.0%
7.1% 6.2% 6.6%
2.2% 5.8% 3.8%
3.5% 6.0% 4.6%
4.4% 6.2% 5.3%
3.0% 5.3% 4.1%
-0.7% 5.0% 1.7%
4Q 2014
1Q 2015
2Q 2015
3Q 2015
4Q 2015
1Q 2016
2Q 2016
Q3 2016
Oct 2016

Occupancy	95.7%	96.1%	96.4%	95.7%	95.6%	96.1%	95.9%	95.7%	95.9%

(1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, Post Properties and UDR. Source for peer information: Bank of America Merrill Lynch.

(2) Aimco measures changes in Same Store rental rates by comparing, on a lease-by-lease basis, the rate on a newly executed lease to the rate on the expiring lease for that same apartment. Newly executed leases are classified either as a new lease, where a vacant apartment is leased to a new customer, or as a renewal. Results are for Aimco's 3Q 2016 Same Store portfolio.

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STRONG OPERATING PERFORMANCE

Solid NOI performance: For the ten years ended 2015, the compound annual growth rate for Aimco's Same Store property NOI of 4.1% is consistent with the public apartment REIT average.(1)

- At the market level, Aimco's Same Store operating results are above-average across price points and quality grades.
- Approximately 60% of Aimco's YTD 2016 Same Store NOI was earned in markets where Aimco competes with two or more other public apartment REITs.
- YTD 2016 Aimco Same Store revenue growth was number one or two in 75% of these eight common markets.(2)

Same Store Growth Aimco Ranking vs Peers (2)

	Aimco Asset Quality	% Aimco YTD NOI	3Q 2016		YTD 3Q 2016	
			Revenue	NOI	Revenue	NOI
Greater DC	C+	15%	1 of 6	3 of 6	1 of 6	3 of 6
Los Angeles	A	13%	5 of 6	4 of 6	4 of 6	3 of 6
Boston	C+	11%	1 of 4	1 of 4	1 of 4	1 of 4
San Diego	B	7%	2 of 5	3 of 5	3 of 5	4 of 5
Bay Area	B	6%	1 of 5	1 of 5	1 of 5	1 of 5
Greater New York	B	2%	2 of 4	3 of 4	2 of 4	1 of 4
Atlanta	A	2%	2 of 4	1 of 4	1 of 4	1 of 4
Seattle	A	1%	1 of 5	1 of 5	1 of 5	1 of 5

(1) Source: SNL Financial. Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA, Post Properties and UDR.

(2) Source: Company reports. Individual market peers vary based on geographic exposure.

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7 PEER-LEADING EXPENSE CONTROL • Focus on efficient operations: Over the past three years, the compound annual growth rate for Aimco's Controllable Operating Expenses ("COE"), which are property level operating expenses before taxes, insurance, and utilities is 0.8% and over the last nine years, the compound annual growth rate for Aimco's COE is negative 0.2%. • Centralize: moving administrative tasks to the Shared Service Center reduces cost and allows site teams to focus on sales and service. • Standardize: reduce complexity, increase purchasing volume discounts. • Invest: focus on total lifecycle costs and invest in more durable materials such as plank flooring instead of carpet and granite countertops instead of laminate. * Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA, Post Properties and UDR. Peer 2016E is based on the most recent company guidance. Data Sources: SNL Financial, company reports. CAGR 2.5% Peer Avg * 1.9% Aimco 1.0% Aimco COE

LEASE-UP COMMUNITIES

- Aimco began 2016 with ~1,300 units of lease-up exposure, which is expected to be reduced to ~150 units by year's end.
- Entering 2017, Aimco lease-up exposure is projected to total ~450 units, which consists of the 150 units carried over from the beginning of 2016, and 300 units associated with additional redevelopment phases approved during 2016 at Park Towne Place and The Sterling.
- The lease-up at Vivo, located in Cambridge, MA, was completed in 2Q 2016, two months ahead of schedule and at rates 2% above underwriting.
- Leasing at One Canal is six months ahead of plan and the Indigo lease-up is three months ahead of plan.

			Schedule				
	Total Apt. Homes	% Leased as of 11/11/2016	Initial Occupancy	Stabilized Occupancy	Stabilized NOI	Stabilized Revenue per Apt. Home	Commercial Revenue
ONE CANAL, BOSTON	310	82%	2Q 2016	1Q 2017	2Q 2018	$ 3,865	$1.1M
INDIGO, BAY AREA	463	68%	3Q 2016	2Q 2017	3Q 2018	$ 4,130	-

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9 REDEVELOPMENT STRATEGY BUY RIGHT • Own and operate real estate in special locations where land value appreciates faster than buildings depreciate • Higher rent growth markets support strategic redevelopment opportunities REDEVELOP WITHIN PORTFOLIO • Reposition existing operating communities through phased redevelopment • Vacate smaller communities on a select basis • Take advantage of opportunities to increase density through development of existing vacant land or zoning modifications

EMBEDDED VALUE CREATION OPPORTUNITIES



Yorktown (Lombard, IL)


UPPER/SOUTH PARCEL
LOWER/NORTH PARCEL

Preserve at Marin (Corte Madera, CA)



Eastpointe (Boulder, CO)



Foxchase (Alexandria, VA)

Additional examples include: Creekside (C0), East 88th (NY), Merrill House (VA), Royal Crest Estates (MA), Scotchollow (CA) and Yacht Club (FL)

- Own communities where land value as a percentage of total value is high. Lower price-point communities with high land values support redevelopment and entitlement activities.
- Provide predictable cash flows through excellence in property operations and incubate while land appreciates.
- Where appropriate, re-entitle land in anticipation of adding future value. Entitlement requires little capital.
- Redevelop properties when market conditions support repositioning.
- Aimco is not a developer. Aimco relies on third-party developers whose expertise *and* balance sheet limit Aimco exposure to construction risks. See page 11 for Aimco Risk Management Policies.

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11 CASE STUDY - YACHT CLUB AT BRICKELL REDEVELOPMENT AND EXPANSION REDEVELOPMENT OPPORTUNITY • 357-unit high rise built in 1998; acquired in 2003 • Located directly on the water with unobstructed views of Brickell Key and South Beach • Focus on repositioning amenities and interiors EXPANSION OPPORTUNITY • Entitled for 1,200 apartment homes • Opportunity to develop 700,000 square foot mixed-use high rise building adjacent to existing building AIMCO RISK MANAGEMENT POLICIES • Rely on the expertise and balance sheet of a third party developer to insulate Aimco from construction risks. • Limit exposure to lease-up risk (see page 8), including by taking on an equity partner if indicated. • Arrange in advance required capital from property debt financing and equity raised in “paired trades.” • Require unlevered returns that reflect risk acceptance. • Limit Redevelopment and Development spending to $200-300M annually (~2- 2.5% of GAV).

12 REDEVELOPMENT VALUE CREATION • During the last three years, Aimco completed seven redevelopments in high-quality locations including: the Bay Area; La Jolla, CA; west Los Angeles; downtown Seattle; and suburban Chicago. Aimco currently has redevelopment projects in process in Chicago, Los Angeles, Philadelphia and San Jose. (1) Previously completed redevelopment phases at The Palazzo at Park La Brea are NOI stabilized. The current phase, including the renovation of 389 apartment homes, is under construction. NOI STABILIZED Redevelopment projects(1) 6 Net investment $735M OCCUPANCY STABILIZED Redevelopment projects 1 Net investment $15M UNDER CONSTRUCTION Redevelopment projects 5 Estimated net investment $277M TOTAL / WEIGHTED AVERAGE Communities 12 Net investment $1B Actual / projected value creation as a % of net investment 40%

13 2016 - 2017 REDEVELOPMENT FOCUS NOI Stabilization of Completed California Redevelopment Projects BAY AREA Preserve at Marin (126 Apartment Homes) Stabilized 3Q 2016 Saybrook Point (324 Apartment Homes) Stabilization 2Q 2020 PHILADELPHIA The Sterling (534 Apartment Homes) Stabilization 4Q 2018 Park Towne Place (701 Apartment Homes) Stabilization 2Q 2019 GREATER LA Lincoln Place (795 Apartment Homes) Stabilized 2Q 2016 The Palazzo at Park La Brea (389 Apartment Homes) Stabilization 3Q 2019 BOSTON One Canal (310 Apartment Homes) Stabilization 2Q 2018 SAN DIEGO Ocean House on Prospect (53 Apartment Homes) Stabilization 1Q 2017 Complete Construction of Approved Redevelopment and Development Projects • Continue to plan additional 2017 and 2018 starts to backfill redevelopment pipeline and support spending of $200M to $300M per annum. CHICAGO Yorktown Apartments (292 Apartment Homes) Stabilization 4Q 2019

WHAT'S NEXT FOR REDEVELOPMENT?

Redevelopment Menu


DENVER
21 Fitzsimons
Boston Lofts
Eastpointe
Township at Highlands
MINNEAPOLIS
Calhoun Beach Club
CHICAGO
100 Forest Place
Evanston Place
Yorktown Apartments
(Expansion)
BAY AREA
707 Leahy
Preserve At Marin
(Expansion)
GREATER LA
3400 Avenue of the Arts
Palazzo East
Villas at Park La Brea
SAN DIEGO
Mariner's Cove
PHILADELPHIA
Park Towne Place
(Expanded Scope)
Chestnut Hall
GREATER DC
Foxchase
Merrill House
Shenandoah Crossing
MIAMI
Bay Parc Plaza
Flamingo South Beach
Yacht Club at Brickell

The menu shown above is representative of the properties whose redevelopment or development expansion is being considered. Actual projects and their scope may differ materially from the above.

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15 PORTFOLIO STRATEGY To upgrade our portfolio through redevelopment, property upgrades, acquisitions, and limited development activity. We do this through a strict paired-trade discipline with: • DISPOSITION of 5-10% of our portfolio annually, primarily from submarkets with lower revenue growth prospects; and • REINVESTMENT of these proceeds in communities with better locations, higher expected rent growth and higher projected free cash flow internal rates of return. • We maintain sufficient geographic and price point DIVERSIFICATION to limit volatility and concentration risk, while focusing investment in higher rent growth, higher-margin submarkets. • We offer a product that ATTRACTS highly qualified residents with positive prospects for income growth and the ability and willingness to pay for high quality communities and service.

PORTFOLIO STRATEGY EXECUTION

- On average, during the last three years, we have sold 5% of our portfolio annually and expect a similar level of activity in 2016.
- We fund redevelopment, development and property upgrades from the sale of 2-3% of assets each year (~$250-$350M) and fund selective acquisitions with additional sales up to the 5-10% target, **only** if opportunities are identified that are financially accretive and improve portfolio quality.
- We are cautious about acquisitions in the current environment where accretive opportunities are limited. In assessing options, we seek acquisitions that are:
  - Older communities with unique characteristics such as, highly desirable locations where local zoning inhibits competitive new supply and where we can create value through redevelopment, or
  - Favorably priced communities as a result of special situations such as poorly understood risks, micro-market factors, and seller circumstances.

$ Millions		**2013**	**2014**	**2015**	**Total/Wt. Avg.**
PROPERTY SALES	Gross proceeds	$406	$689	$386	$1,481
	% of Portfolio	4%	7%	4%	5%
	Net proceeds	$203	$435	$226	$864
USE OF PROCEEDS	Redevelopment/development	$194	$229	$233	$656
	Property upgrades	39	50	49	138
	Acquisitions	54	349	129	532
	Decrease/(increase) in leverage	119	61	(25)	155
	Total	$406	$689	$386	$1,481

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17 PORTFOLIO DIVERSIFICATION Aimco defines apartment community quality as follows: "A" quality communities are those with rents greater than 125% of local market average; "B" quality communities are those with rents 90% to 125% of local market average; "C+" quality communities are those with rents less than 90% of local market average, and with rents greater than $1,100 per month; and "C" quality communities are those with rents less than 90% of local market average and with rents less than $1,100 per month. The chart above illustrates Aimco's 3Q 2016 Conventional Property portfolio quality based on 2Q 2016 market data. • Aimco emphasizes diversification by geography and by price point. • The nature of a diversified portfolio is that generally some markets accelerate while other markets decelerate, and their combination mutes the volatility of local building cycles. Geographic Diversification (% Conv. GAV) Coastal California 40% Mid Atlantic 19% Northeast 16% Sunbelt 8% Miami 9% Chicago 6% Other 2% Price Point Diversification (% Conv. GAV) A Quality 51% Avg Rev/Apt Home $2,459 B Quality 37% Avg Rev/Apt Home $1,731 C+ Quality 12% Avg Rev/Apt Home $1,584

18 AIMCO EXPOSURE TO NEW SUPPLY • New supply generally impacts rent growth when completions are greater than 2% of existing inventory. Nationwide, completions as a percentage of existing inventory in the next twelve months are projected to be 2.3%. This compares to 1.6% for the two previous twelve month periods.(1) • However, new supply is typically delivered at the highest rents in the market, putting competitive pressure primarily on existing high-rent "A" communities. • Aimco emphasizes price point and submarket diversification to mitigate the impact of new supply. As of 9/30/2016, 95% of Aimco Conventional GAV, excluding apartment communities held for sale, was earned in seventy-seven submarkets with the following new supply profile:(2) Minimal Exposure: 48% of Aimco GAV is invested in "B/C+" price point communities or in "A" price point communities in submarkets with no new supply in the next twelve months. Normal Exposure: 26% of Aimco GAV is invested in "A" price point communities in submarkets with up to 2% new supply in the next twelve months. Moderate Exposure: 12% of Aimco GAV is invested in "A" price point communities in submarkets with 2% to 5% new supply in the next twelve months Above Average Exposure: 14% of Aimco GAV is invested in "A" price point communities in submarkets with more than 5% new supply in the next twelve months. (1) Source: MPF Research. Data as of 2Q 2016. (2) Data source: MPF Research. Data as of 2Q 2016. Based on submarket data for deliveries in the next twelve months as a percentage of existing stock, available from MPF Research. This research covers 95% of Aimco 3Q 2016 Conventional GAV. The balance of Aimco 3Q 2016 Conventional GAV is invested in Manhattan and New Jersey for which MPF supply data is not available. Aimco’s Manhattan apartment homes have average rents of $2,627, and the New Jersey apartment homes have average rents of $1,521, both well below new supply rents. 48% 26% 12% 14% Submarket Supply Exposure (% Conventional GAV in Submarkets)

19 AIMCO EXPOSURE TO NEW SUPPLY • As a result of diversification, Aimco’s exposure to competitive new supply is primarily limited to its "A" price point communities in submarkets with more than 2% supply growth(1) …or approximately 26% of Aimco GAV. • This exposure is mitigated in those submarkets where the rate of job growth is greater than that of supply growth and in other submarkets, where Aimco’s "A" rents are substantially lower than the rents charged by new supply. (1) Data source: MPF Research. Data as of 2Q 2016. % Aimco 3Q 2016 Conventional GAV Represented by: "A" Price Point Communities in Submarkets Where New Supply > 2% Miami: Downtown/South Beach 7.6% Philadelphia: Center City 6.4% San Francisco: South San Mateo County 3.2% Boston: Intown 2.4% Atlanta: Buckhead, Midtown, Sandy Springs 1.6% Minneapolis: Lake Calhoun 1.3% Other Submarkets 3.5% Total GAV: 26%

20 HIGH QUALITY BALANCE SHEET • During the last three years, Aimco has reduced leverage and added financial flexibility by creating an unencumbered pool of assets. Both S&P and Fitch rate the Aimco balance sheet "investment grade". Aimco has access to the corporate debt market if that market becomes more attractive than the greater safety and lower price of property debt. • Year-to-date Aimco closed two fixed rate, amortizing, non-recourse property loans with ten year terms at 152 and 129 basis points above the then ten year Treasury rate. • In early November, Aimco rate locked $152M of amortizing, non-recourse property debt with a ten year term at 3.19%, 140 basis points over the then ten year Treasury rate. • Year-to-date, REITs having an investment grade rating of BBB- have issued ten year bonds in the range of 157 to 374 basis points above the then ten year Treasury rate. Year-End 2012 Quarter-End 9/30/2016 % Change DEBT TO EBITDA 7.5x 6.5x - 13% DEBT AND PREFERRED EQUITY TO EBITDA 7.8x 6.9x - 12% VALUE OF UNENCUMBERED ASSETS $0.0B $1.6B + 100%

21 • Aimco Debt and Preferred Equity to EBITDA of 6.9x reflects outstanding balances at 09/30/2016, but overstates the refunding risk of our leverage. • Our property debt balances at maturity are more than $800 million lower than 3Q 2016 balances due to principal amortization paid from retained earnings. • On a run rate basis, Aimco forecasts total leverage to annualized EBITDA of approximately 6.0x at 4Q 2017. HIGH QUALITY BALANCE SHEET (1) Peer group consists of AvalonBay, Camden, Equity Residential, Essex, MAA, Post Properties and UDR. Peer weighted average computed by Aimco based on 9/30/2016 debt and preferred equity balances, less cash, cash equivalents and restricted cash, divided by last twelve months recurring EBITDA, all as reported by SNL Financial. Balances are adjusted to reflect company share of unconsolidated debt and NOI. For Aimco, leverage represents Aimco's share of property debt, preferred equity and any balance on the revolving credit facility, reduced by Aimco's share of cash, cash equivalents, restricted cash and investments in a securitization trust that holds Aimco property loans. See further information in Aimco's 3Q 2016 Earnings Release. (2) Refunding Risk is lower than Total Leverage because property debt balances are reduced by scheduled amortization funded from retained earnings and because perpetual preferred equity is not subject to mandatory refunding. Property debt amortization, Perpetual Preferred Equity Total Leverage / LTM EBITDA as of September 30, 2016 (1) Refunding Risk (2) 5.3x 6.9x 5.2x Peer Wt. Avg. Aimco Aimco Based on Balances Due at Maturity

22 Integrity Respect Collaboration Customer Focus Performance Our Vision To be the best owner and operator of apartment communities, inspired by a talented team committed to exceptional customer service, strong financial performance, and outstanding corporate citizenship. Aimco Cares Through the Aimco Cares philanthropic program, Aimco team members have contributed tens of Top Work Place In 2016, Aimco was again recognized by the Denver Post as a Top Work Place based on independent surveys of ~300 team members. thousands of volunteer hours to hundreds of non-profit organizations; the annual Aimco Cares Charity Golf Classic has raised more than $3 million for patriotic and educational causes; and Aimco has awarded more than 500 college scholarships to help team members with the cost of their child's higher education. WE LIVE OUR VALUES 2013 2014 2015 2016

23 AIMCO SENIOR LEADERSHIP TEAM Terry is a life-long entrepreneur focused on business, politics and family. Terry has been an active real estate investor for more than 45 years, serving four REITs as CEO. Through the Considine Companies, Terry has invested in real estate, television broadcasting, convenience stores, environmental services, and venture capital. Terry contributed his apartment business to the formation of Aimco, led the Aimco IPO in 1994, and has served as Aimco Chairman/CEO since that time. Terry has also been active in politics, elected twice to the Colorado Senate and holding leadership roles in numerous campaigns and political organizations. He is a director of the Lynde and Harry Bradley Foundation in Milwaukee, Wisconsin and Intrepid Potash (NYSE: IPI) in Denver, Colorado. Terry has been married for 40 years to his wife Betsy. Together, they are actively involved in education reform and also ranching in western Colorado. Most of all, they enjoy three adult children, their spouses, and two remarkable grandchildren. TERRY CONSIDINE Chairman of the Board & Chief Executive Officer

24 AIMCO SENIOR LEADERSHIP TEAM Paul was promoted to Executive Vice President and Chief Financial Officer in September 2015. He joined Aimco in 2008 as Senior Vice President and Chief Accounting Officer. Prior to joining Aimco, from October 2007 to March 2008, Paul served as Chief Financial Officer of APRO Residential Fund. Prior to that, from May 2005 to September 2007, Paul served as Chief Financial Officer of America First Apartment Investors, Inc., then a publicly traded company. From 1996 to 2005, Paul was with the firm of Deloitte & Touche, LLP serving in numerous roles. Paul is a certified public accountant. PAUL BELDIN Executive Vice President & Chief Financial Officer

25 AIMCO SENIOR LEADERSHIP TEAM John was appointed Executive Vice President and Chief Investment Officer in July 2013. He joined Aimco as Senior Vice President - Development in June 2006. John is responsible for portfolio management, including dispositions, acquisitions and capital investments. Prior to joining the Company, John spent over 20 years with Prologis, Inc. and Catellus Development Corporation in a variety of executive positions, including those with responsibility for transactions, fund management, asset management, leasing, and operations. John and his wife Sheri have nine children, live in Littleton, Colorado, and are anxiously engaged in all the excitement that comes with a big family. JOHN E. BEZZANT Executive Vice President & Chief Investment Officer

26 AIMCO SENIOR LEADERSHIP TEAM Lisa has served as Executive Vice President, General Counsel and Secretary since 2007. Lisa is responsible for Aimco's legal functions and has executive responsibility for insurance and risk management, human resources, regulatory compliance, commercial and ancillary income, and asset quality and service. Lisa has also served as Chairman of the Aimco Investment Committee since November 2014. She joined Aimco in July 2002 as Vice President, Assistant General Counsel and Assistant Secretary and was promoted to Senior Vice President in July 2004. Prior to joining Aimco, Lisa was engaged in the private practice of law at Hogan & Hartson LLP (now Hogan Lovells), with an emphasis on public and private transactional work, public equity offerings and venture capital financing. Prior to private practice, she spent two years as a Federal judicial law clerk. Lisa earned her degree in Public Policy from Stanford University and earned her law degree from Harvard Law School. She serves on the Board of Trustees of the Rose Community Foundation and is actively involved in the Denver community. Lisa and her husband, Rich, have one son. LISA R. COHN Executive Vice President, General Counsel, Secretary and Investment Committee Chairman

27 AIMCO SENIOR LEADERSHIP TEAM Miles was promoted to Executive Vice President and Chief Administrative Officer in December 2007. He is responsible for administration, government relations, communications, and special projects, and chairs the Senior Leadership Team. Miles joined Aimco in August 2001 as Executive Vice President, General Counsel and Secretary. Prior to joining the Company, he practiced law in Denver, Colorado since 1970 and served as president of both the Colorado Bar Association and the Denver Bar Association. For over ten years he was recognized in "Best Lawyers in America" and in 2001 was the Denver Business Journal's "Law Executive of the Year." He served with the First Infantry Division in Vietnam in 1969, where he was awarded the Bronze Star, the Air Medal and the Army Commendation Medal. Miles has been a trustee of Trinity University since 2005 and serves on the board of directors of the Colorado Open Golf Foundation. He is married to Jan Cortez, and they have four children and five grandchildren. He is an avid tennis player and golfer, and speaks Spanish. MILES CORTEZ Executive Vice President & Chief Administrative Officer

28 AIMCO SENIOR LEADERSHIP TEAM Patti was promoted to Executive Vice President - Securities and Debt in February 2003 and added Treasurer in January 2005. Patti assumed responsibility for Redevelopment activities in November 2014. She is responsible for debt financing activities, including property debt and corporate financings, and she oversees all Treasury, LIHTC and joint ventures. Patti joined Aimco in February 1997 as Vice President-Tenders, Securities and Debt and was promoted to Senior Vice President - Securities and Debt in January 2000. Prior to joining Aimco, Patti was with Hanover Capital from 1996-1997. From 1993-1995 she was Vice Chairman, Senior Vice President and Co-Founder of CapSource Funding Corp. Patti was a Group Vice President with Duff & Phelps Rating Company from 1987 to 1993 and a commercial real estate appraiser with American Appraisal for three years. Patti and her husband Bill have two boys. In her spare time she enjoys skiing, biking, and swimming. PATTI FIELDING Executive Vice President, Redevelopment & Treasurer

29 AIMCO SENIOR LEADERSHIP TEAM Keith was born in Pittsburgh, Pennsylvania and is a diehard Steelers fan. In 1976, his family moved to Southern California where he quickly acclimated to the beautiful beaches and took up his passion for surfing. Keith is married to his wonderful wife Leyla, and they have two beautiful children and now reside in Colorado. Keith began his career in the multifamily real estate business in 1992 as a leasing consultant and onsite manager, where he learned the day-to-day operations and cultivated a keen connection to onsite teams. He joined Aimco in March 2002 as a Regional Manager and in March 2006 was promoted to Regional Vice President - Property Operations for California. In September 2008, Keith was appointed Area Vice President - Property Operations for the western United States. In January 2011, Keith was promoted to Executive Vice President - Property Operations heading our national operations. KEITH M. KIMMEL Executive Vice President - Property Operations

30 FORWARD LOOKING STATEMENTS & OTHER INFORMATION This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of: 4Q and full year 2016 results, including but not limited to: Pro forma FFO and selected components thereof; AFFO; Aimco redevelopment and development investments, timelines and Net Operating Income contribution; Aimco acquisition and lease-up timelines and Net Operating Income contribution; expectations regarding sales of Aimco apartment communities and the use of proceeds thereof; and Aimco liquidity and leverage metrics. These forward-looking statements are based on management's judgment as of this date, which is subject to risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco's ability to maintain current or meet projected occupancy, rental rate and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; Aimco's ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to Aimco developments and redevelopments; Aimco's ability to meet timelines and budgeted rental rates related to Aimco lease-up properties; and Aimco's ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; financing risks, including the availability and cost of capital markets' financing and the risk that Aimco's cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that Aimco's earnings may not be sufficient to maintain compliance with debt covenants; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions, dispositions, redevelopments and developments; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. In addition, Aimco's current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on its ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco's financial statements and the notes thereto, as well as the section entitled "Risk Factors" in Item 1A of Aimco's Annual Report on Form 10-K for the year ended December 31, 2015, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation does not constitute an offer of securities for sale. Glossary & Reconciliations of Non-GAAP Financial and Operating Measures Financial and operating measures discussed in this document include certain financial measures used by Aimco management, some of which are measures not defined under accounting principles generally accepted in the United States, or GAAP. These measures are defined in the Glossary included in Aimco's 3Q 2016 Earnings Release dated October 27, 2016. Where appropriate, the non-GAAP financial measures for Aimco's 2016 results and guidance included within this document have been reconciled to the most comparable GAAP measures within Aimco's 2Q 2016 Earnings Release referenced above.